           As filed with the Securities and Exchange Commission on June 4, 1998
                                                     Registration No. 333-22913
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                             ASPEC TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ----------------------


              DELAWARE                          7372                        77-0298386
  (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)
                                       830 EAST ARQUES AVENUE
                                      SUNNYVALE, CALIFORNIA 94086
                                           (408) 774-2199

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------

                               CONRAD J. DELL'OCA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ASPEC TECHNOLOGY, INC.
                             830 EAST ARQUES AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 774-2199
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ----------------------

                                   Copies to:

       JEFFREY D. SAPER, ESQ.                          JORGE A. DEL CALVO, ESQ.
     J. ROBERT SUFFOLETTA, ESQ.                        KATHARINE A. MARTIN, ESQ.
  WILSON SONSINI GOODRICH & ROSATI                   PILLSBURY MADISON & SUTRO LLP
      PROFESSIONAL CORPORATION                            2550 HANOVER STREET
         650 PAGE MILL ROAD                           PALO ALTO, CALIFORNIA 94304
        PALO ALTO, CA 94304                                 (650) 233-4500
           (650) 493-9300

                             ----------------------


        The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on March 6, 1997 and Pre-Effective Amendment No. 2 to the Registration Statement on March 17, 1998.

                             ----------------------


        No exhibits are filed with this Post-Effective Amendment.

================================================================================

        The Registrant registered an aggregate of 6,900,000 shares of its Common Stock (the "Registered Shares") pursuant to a Registration Statement on Form S-1 (File No. 333-22913) filed with the Securities and Exchange Commission on March 6, 1997, as amended. The Registered Shares included 6,000,000 shares sold by the Registrant in its initial public offering (the "Offering") and 900,000 shares to be sold by the Registrant pursuant to the over-allotment option granted to the underwriters. The Offering occurred on May 1, 1998, at which time an aggregate of 6,000,000 shares (the "Sold Shares") were sold by the Registrant. The 30-day period during which the underwriters had the right to exercise the over-allotment option of 900,000 Registered Shares has expired. Accordingly, the Registrant hereby withdraws from registration under this Registration Statement on Form S-1 the 900,000 shares of its Common Stock (the "Remaining Shares") representing the excess of the Registered Shares over the Sold Shares.

        This Post-Effective Amendment is being filed for the sole purpose of deregistering the Remaining Shares. no changes are being made to the Prospectus or to Part II of the Registration Statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 4, 1998.


                                        Aspec Technology, Inc.

                                        By:  /s/ CONRAD J. DELL'OCA
                                           -------------------------------------
                                           Conrad J. Dell'Oca
                                           President and Chief Executive Officer


        Pursuant to the requirements of the Securities Exchange Act of 1933, on June 4, 1998 this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated:

                  SIGNATURE                                        Title

/s/ CONRAD J. DELL'OCA
----------------------                          Chairman of the Board, President and Chief
Conrad J. Dell'Oca                            Executive Officer (Principal Executive Officer)

/s/ MITCHELL D. BOHN
----------------------                          Chief Operating Officer and Chief Financial
Mitchell D. Bohn                                                  Officer
                                               (Principal Financial and Accounting Officer)
/s/ JAI P. SHIN*
----------------------                                            Director
Jai P. Shin

/s/ Y.S. FU*
----------------------                                            Director
Y.S. Fu

/s/ CHENG MING LEE*
----------------------                                            Director
Cheng Ming Lee

/s/ WALTER G. KORTSCHAK*
------------------------                                          Director
Walter G. Kortschak

/s/ JEFFREY D. SAPER*
----------------------                                            Director
Jeffrey D. Saper

*By:  /s/  CONRAD J. DELL'OCA
      ----------------------
        Conrad J. Dell'Oca
        Attorney-in-fact

                                      II-2